1 Contact: Elie Sugarman ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the Third Quarter Ended September 30, 2022 • U.S. GAAP earnings per share of $0.42 for the quarter, compared to $2.76 for Q3'21, primarily due to the gain on sale of Affiliates in Q3’21 • ENI earnings per share of $0.30 for the quarter, compared to $0.28 for Q3'21 • Net client cash flows (“NCCF”) for the quarter of $0.6 billion • AUM of $83.3 billion at September 30, 2022 compared to $90.5 billion at June 30, 2022 • 96%, 87%, 86% and 90% of strategies by revenue beat their respective benchmarks over the prior 1-, 3-, 5-, and 10- year periods as of September 30, 2022 BOSTON - November 3, 2022 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the third quarter ended September 30, 2022. Suren Rana, BrightSphere’s President and Chief Executive Officer, said, “We are pleased that Acadian’s systematic approach continues to produce investment outperformance for clients in a challenging and volatile market. As of September 30, 2022, 96%, 87%, 86% and 90% of Acadian’s strategies by revenue beat their benchmarks over the prior 1-, 3-, 5-, and 10- year periods, respectively. Turning to our financial results, the Company produced ENI earnings per share of $0.30 for the third quarter of 2022 compared to $0.28 in the third quarter of 2021 and $0.41 in the second quarter of 2022. Acadian, our sole operating business, generated $30.5 million of Adjusted EBITDA in the third quarter of 2022 compared to $49.1 million in the third quarter of 2021 and $38.8 million in the second quarter of 2022. The drop in Adjusted EBITDA was driven by lower AUM primarily due to equity market declines year-to-date in 2022 across global markets and the impact of a stronger US dollar given a substantial portion of our AUM is invested outside the US. Notwithstanding the decline in Adjusted EBITDA, our ENI EPS was 7.1% higher compared to the third quarter of 2021 and 11% higher after excluding approximately $0.01 contributed by now disposed of Affiliates, Campbell and ICM, from the EPS for third quarter of 2021. Acadian generated net client cash flows of $0.6 billion in the third quarter of 2022. Acadian is continuing to build out its Systematic Credit and Equity Alternatives initiatives that we announced on our last earnings call. These initiatives will tap into the secular growing demand for uncorrelated returns and we expect them to help generate long-term organic growth for our business over time. Turning to capital management, we had a cash balance of approximately $101 million as of September 30, 2022. We had $29 million outstanding on Acadian’s revolving credit facility as of September 30, 2022 compared to $50 million as of June 30, 2022. Similar to last year, we expect the facility to be fully paid down by the end of the year. As our business continues to generate strong free cash flow, we expect to continue deploying excess capital to support organic growth and repurchase our stock as opportunities allow.”

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on December 30, 2022 to shareholders of record as of the close of business on December 16, 2022. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on November 3, 2022. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (888) 330-3451 International Dial-in Number: (646) 960-0843 Conference ID: 2259293 Link to Webcast: https://events.q4inc.com/attendee/438104893 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 770-2030 International Dial-in Number: (647) 362-9199 Conference ID: 2259293 About BrightSphere BrightSphere is a global asset management holding company with one operating subsidiary, Acadian Asset Management, with approximately $83 billion of assets under management as of September 30, 2022. Through Acadian, BrightSphere offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website.

3 Forward Looking Statements This communication includes forward-looking statements which may include, from time to time, anticipated revenues, margins, operating expense and variable compensation ratios, cash flows or earnings growth profile, anticipated performance of the Company’s business going forward and the execution of growth strategy, expected launch, timing and impact of new initiatives, expected sector trends and their potential impact, expected future net cash flows, expected uses of future capital, and capital management, including expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2022, including risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication.

4 Q3 2022 EARNINGS PRESENTATION November 3, 2022

Q3'22 Highlights

BrightSphere Highlights

- U.S. GAAP EPS of $0.42 for Q3'22 compared to $2.76 for Q3'21; Q3'21 EPS included gain on sale of Affiliates
- ENI EPS of $0.30 for the quarter compared to $0.28 for Q3'21
- Team and infrastructure for Systematic Credit and Equity Alternatives platform continues to be built out; seeding Acadian Asset Management's (Acadian") Equity Alternatives platform in Q4'22 with $15 million
- Continued strong investment performance with 96%, 87%, 86% and 90% of strategies by revenue beating their benchmarks over the prior 1-, 3-, 5-, and 10-year periods, respectively, as of September 30, 2022
- Total AUM of $83.3 billion as of September 30, 2022, an 8.0% decrease from June 30, 2022, driven by market decline including the impact of stronger U.S. dollar on our AUM invested outside the U.S. (approx. 80%)
- NCCF of $0.6 billion for Q3'22; annualized revenue impact from Q3'22 flows of $0.3 million
- Cash balance of $101.4 million; expect to continue deploying excess capital toward supporting organic growth and for share repurchases as opportunities allow

Please see Definitions and Additional Notes

BRIGHTSPHERE
Investment Group

5

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended September 30, 2022	September 30, 2021	Increase (Decrease)	June 30, 2022
Management fees	$ 85.7	$ 111.4	(23.1)%	$ 93.5
Performance fees	1.1	3.4	(67.6)%	2.0
Other revenue	—	3.1	n/m	—
Total revenue	**86.8**	**117.9**	**(26.4)%**	**95.5**
Compensation and benefits	34.9	67.2	(48.1)%	27.0
General and administrative	17.5	16.5	6.1 %	16.5
Amortization of acquired intangibles	0.1	0.1	— %	—
Depreciation and amortization	4.2	5.4	(22.2)%	5.3
Total operating expenses	**56.7**	**89.2**	**(36.4)%**	**48.8**
Operating income	**30.1**	**28.7**	**4.9 %**	**46.7**
Investment income	(0.4)	0.3	(233.3)%	(0.7)
Interest income	0.2	—	n/m	0.1
Interest expense	(4.6)	(6.2)	(25.8)%	(4.8)
Gain on sale of Affiliates	—	34.6	n/m	—
Income from continuing operations before taxes	**25.3**	**57.4**	**(55.9)%**	**41.3**
Income tax expense	7.5	14.5	(48.3)%	12.7
Income from continuing operations	**17.8**	**42.9**	**(58.5)%**	**28.6**
Income from discontinued operations, net of tax	—	1.2	n/m	—
Gain on disposal of discontinued operations, net of tax	—	185.4	n/m	—
Net income	**17.8**	**229.5**	**(92.2)%**	**28.6**
Net income attributable to non-controlling interests	—	—	— %	—
Net income attributable to controlling interests	**$ 17.8**	**$ 229.5**	**(92.2)%**	**$ 28.6**
Earnings per share, basic, $	$ 0.43	$ 2.88	(85.1)%	$ 0.69
Earnings per share, diluted, $	$ 0.42	$ 2.76	(84.8)%	$ 0.67
Average basic shares outstanding (in millions)	41.4	79.6		41.4
Average diluted shares outstanding (in millions)	42.4	83.2		42.5
U.S. GAAP operating margin	35 %	24 %	1033 bps	49 %
Pre-tax income from continuing operations attributable to controlling interests	$ 25.3	$ 57.4	(55.9)%	$ 41.3
Net income from continuing operations attributable to controlling interests	$ 17.8	$ 42.9	(58.5)%	$ 28.6

Q3'22 vs. Q3'21

- Total revenue decreased (26.4)% from Q3'21 primarily due to the impact of market decline on AUM, Affiliate dispositions, and lower performance fees in Q3'22
- Operating expenses decreased (36.4)% from Q3'21 driven by a decrease in compensation and benefits expense as a result of a lower equity plan revaluation and the impact of Affiliate dispositions
- Income tax expense decreased (48.3)% from Q3'21 primarily due to the decrease in income from continuing operations before taxes
- U.S. GAAP net income attributable to controlling interests decreased (92.2)% primarily due to the gain on sale of Affiliates reflected in Q3'21
- Diluted earnings per share decreased (84.8)% from Q3'21 driven by the gain on sale of Affiliates reflected in Q3'21, slightly offset by the reduction of average diluted shares outstanding as a result of share repurchases made in Q4'21 and Q1'22

Please see Definitions and Additional Notes

BRIGHTSPHERE Investment Group

6

Acadian Financial Highlights

- Segment NCCF of $0.6 billion with $0.3 million annualized revenue impact for Q3'22 compared to segment NCCF $(0.7) billion with annualized revenue impact of $(1.6) million for Q3'21; AUM decreased 26.7% from Q3'21 driven by market decline
- Continued strong long-term investment outperformance despite market turmoil in Q3'22
- Segment ENI decreased 39.9% in Q3'22 compared to Q3'21 primarily driven by the impact of equity market decline on AUM and revenue

Key Performance Metrics

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Increase (Decrease)	Three Months Ended June 30, 2022	Increase (Decrease)
Operational Information					
AUM $b	$ 83.3	$ 113.7	(26.7)%	$ 90.5	(8.0)%
Average AUM $b	$ 90.3	$ 116.8	(22.7)%	$ 100.8	(10.4)%
NCCF $b	$ 0.6	$ (0.7)	$ 1.3	$ (2.8)	$ 3.4
Annualized Revenue Impact of NCCF $m	$ 0.3	$ (1.6)	$ 1.9	$ (7.4)	$ 7.7
ENI management fee rate (bps)	38	37	1	37	1
Economic Net Income Basis					
ENI Revenue $m	$ 86.8	$ 110.6	(21.5)%	$ 95.5	(9.1)%
Segment Economic Net Income $m	$ 26.4	$ 43.9	(39.9)%	$ 33.6	(21.4)%
ENI Operating Margin	31.7 %	43.1 %	(1140) bps	35.7 %	(400) bps
Adjusted EBITDA $m	$ 30.5	$ 49.1	(37.9)%	$ 38.8	(21.4)%

Investment Performance

Revenue-Weighted(1)



100%
50%
0%
87%
86%
90%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'22	87%	86%	90%
Q3'21	81%	85%	88%

Equal-Weighted



100%
50%
0%
77%
69%
83%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'22	77%	72%	83%
Q3'21	65%	71%	85%

Asset-Weighted



100%
50%
0%
78%
77%
83%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'22	78%	77%	83%
Q3'21	72%	76%	82%

Please see Definitions and Additional Notes

(1) *As of September 30, 2022, Acadian's assets representing 96% of revenue were outperforming benchmarks on a 1- year basis, compared to 88% at September 30, 2021 and 82% at June 30, 2022.*

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8 Acadian Platform Overview • Leading, at-scale, systematic investment manager with a track record of over 35 years and $83.3 billion in AUM as of September 30, 2022 • Quant-focused investment platform offering unique capabilities in active equities, ESG, multi-asset class, managed volatility and alternatives; now launching multi-strategy alternatives and credit capabilities • Strong investment performance with more than 86% of strategies outperforming benchmarks over 3-, 5-, and 10-year horizons as of September 30, 2022 • Diversified offerings across developed and emerging markets; approximately 80% of AUM invested outside the U.S. • Long-standing relationships with 950+ premier global institutional clients • Experienced management team with a proven track record Business Overview

Systematic Investing Capabilities Built On

PEOPLE

Economic intuition & insights of a talented, experienced, diverse group of investors:

100+ person investment team | 1600+ years' collective experience

100+ advanced analytical degrees

DATA

Extensive data repository supplemented by alternative data scouting effort:

200M+ daily observations | 44TB+ data

150+ global markets | 40K+ traded assets

CLARITY

Transforming information into insights:

Robust technological infrastructure

Sophisticated analytical tools & portfolio attribution illuminate trends, relationships, and drivers of alpha

BRIGHTSPHERE Investment Group

9

10 Developed Markets 77.7% Emerging Markets 22.3% USA 67.2% Europe 17.3% Asia 3.2%Australia 6.0% Other 6.2% Public/Government 41.4% Commingled Trust/UCITS 23.0% Corporate/ Union 14.9% Sub-advisory 12.8% Other 7.8% AUM by Client Type AUM by Client Location Total: $83.3 billion(1) Diversified Asset Base ___________________________________________________________ Please see Definitions and Additional Notes (1) Data as of September 30, 2022 AUM by Strategy

Systematic Investment Capabilities

Diversified Quant offerings including ESG-integrated capabilities

EQUITY	**Equity**	Equity strategies apply insights from over 35 years of systematic investing experience combined with the power of data ***Global, Emerging Markets, Non-US, Regional***
EQUITY	**Managed Volatility**	Managed volatility portfolios seek to deliver active returns and lower volatility based on both the mispricing of risk and stock fundamentals ***Global Managed Volatility, EM Managed Volatility***
CREDIT	**Credit**	Fixed income capabilities systematically investing in corporate bonds seeking to deliver differentiated excess returns (platform in development) ***Investment Grade, High Yield***
ALTERNATIVES	**Macro**	Systematic macro capabilities designed to generate absolute returns uncorrelated with major asset classes and regardless of market conditions ***Multi-Asset Absolute Return, Commodities Absolute Return***
ALTERNATIVES	**Equity Alternatives**	Equity alternatives capabilities systematically apply new signals, alternative data and portfolio construction techniques ***Multi-strategy, Equity Long-Short, Market Neutral***
ESG	**Responsible Investing**	Responsible investing capabilities integrate throughout all strategies and provide a platform for client-specific solutions and innovative engagement ***Alpha Signals, Portfolio Customization, Net Zero Glidepaths***

BRIGHTSPHERE
Investment Group
11

12 Sector Tailwinds Expected to Support Organic Long-term Growth Alpha Secular Trends Anticipated Impact for Acadian Acadian Brand and Barriers to Entry Organic Growth Applying Data and Expertise to New Capabilities Explosive Growth in Alternative Data Continued Development of Advanced Techniques: Machine Learning, AI Scale of Investment in Data, Technology, and Talent Increasingly Important Growing Demand for Uncorrelated Strategies and Customization

Acadian's Recent and Ongoing Growth Initiatives

Investment Theme	**Acadian Solutions**
Demand for Diversification, Downside Protection, and Fixed Income Replacements	• **Systematic Credit** ◦ We believe current industry dynamics create an attractive opportunity for Acadian to expand and diversify its business into systematic credit and that Acadian is well positioned to win a share of this large market ◦ Announced hiring of Scott Richardson, systematic credit pioneer, to lead Acadian's efforts (July '22) ◦ Additional team build out underway and proceeding as planned ◦ Anticipate seeding first strategies beginning in 2023 ◦ ***High Yield Corporate, Investment Grade Corporate, Credit Long-Short*** • **Systematic Macro** ◦ Began offering to broad markets in late 2019; systematic macro strategies have since grown to approximately $2 billion in AUM as of September 30, 2022 ◦ ***Multi-Asset Absolute Return, Commodities Absolute Return*** • **Equity Alternative** ◦ Systematically apply new signals, alternative data and portfolio construction techniques ◦ Seeding Acadian's Equity Alternatives platform in Q4'22 with $15 million ◦ ***Multi-Strategy, Differentiated Hedge Fund Strategies, Equity Long-Short, Market Neutral***
ESG / Responsible Investing	• ESG focused strategies represented $1.04 trillion in AUM industrywide as of December 31, 2021(1) • Systematic investors well-positioned to customize sustainable portfolios and implement dynamic programs to meet Net Zero pathways • In 2021, expanded Responsible Investing Team to increase focus on integration, customization and engagement • Responsible investing capabilities integrate throughout all strategies and provide a platform for client-specific solutions and innovative engagement • ***Alpha Signals, Portfolio Customization, Net Zero Glidepaths***

Please see Definitions and Additional Notes
(1) "eVestment Institutional Trends Quarterly Webcast: Dec 2021"

BRIGHTSPHERE Investment Group
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14 • Establish direct and collaborative engagements playing to the strength of data analysis and sophisticated insights across a broad investment universe • Signatory to Principles for Responsible Investment, Net Zero Asset Managers, Climate Action 100+, Task Force on Climate Financial Disclosures • Early adopter (20+ year track record) in developing and applying proprietary ESG investment signals into investment process • Factors built from empirical, data driven research and display high efficacy in predicting risk-adjusted returns into investment strategies (no usage of “off the shelf” ESG scores) • Vote proxies when delegated voting responsibility; engage with hundreds of companies to promote enhanced ESG disclosures ESG: Over Two Decades of Investment, Innovation & Leadership • Ability to construct portfolios to systematically optimize investor access to ESG-related alpha and values while mitigating financial risks (e.g. carbon constrained, fossil fuel free, net zero glidepath) Incorporate ESG Factors Into Equity Investment Strategies Stewardship: Lead on Industrywide ESG Initiatives Provide Customizable Solutions to Meet Bespoke Client Needs Acadian’s Approach to ESG Utilizing ESG Factors to Generate Alpha Off-the-Shelf ESG Factor(1) Acadian Proprietary ESG Factor(2) Acadian ESG Score – Predicting Future Earning Surprises(2) Low Acadian ESG Ratings High Acadian ESG Ratings 1 2 3 4 5 6 7 8 9 10 (0.2)% (0.1)% —% 0.1% 0.2% ESG Ratings Decile ESG Ratings Decile 1 2 3 4 5 6 7 8 9 10 (0.2)% (0.1)% —% 0.1% 0.2% Re tu rn A ve ra ge Y ea r- A he ad Ea rn in gs S ur pr is e (n or m al iz ed v s. e st im at e di sp er si on ) -0.04 0.00 0.04 0.08 0.12 Acadian ESG Ratings Quintile __________________________________________________________ (1) Charts represent hypothetical root-capitalization-weighted average 1-month ahead excess returns for developed market stocks equally sorted into deciles by an “off-the-shelf” ESG-related factor supplied by a third-party vendor and an Acadian proprietary ESG-related factor; data from 2007 to 2019 (2) Data from 2008 to 2021

15 • Leveraging broad quant capabilities to provide exposures and solutions sought by clients ◦ Ongoing initiatives including ESG, Equity Alternatives, Multi-Asset Class, and Systematic Credit strategies • Highly scalable offerings with substantial capacity and global demand Disciplined Execution of Long-Term Growth Strategy • Product innovation ◦ Extensions of quant investment strategies into high-demand areas supported by ongoing seeding program • Distribution enhancements ◦ Expansion of distribution teams including entry into new markets and channels • Strong free cash flow generated from a broad array of investment strategies • Continue deploying free cash flow toward supporting organic growth and for share repurchases as opportunities allow Continue Harnessing our Unique Quant Capabilities Additional Growth Levers Drive Shareholder Value __________________________________________________________ Please see Definitions and Additional Notes

Key Performance Metrics

Key Performance Metrics[1]									
($ in millions, unless otherwise noted)	Three Months Ended September 30,					Three Months Ended June 30,			
U.S. GAAP Basis		2022		2021	Increase (Decrease)		2022	Increase (Decrease)	
Revenue	$	86.8	$	117.9	(26.4)%	$	95.5	(9.1)%	
Pre-tax income from cont. ops. attributable to controlling interests		25.3		57.4	(55.9)%		41.3	(38.7)%	
Net income attributable to controlling interests		17.8		229.5	(92.2)%		28.6	(37.8)%	
Diluted shares outstanding (in millions)		42.4		83.2			42.5		
Diluted earnings per share, $	$	0.42	$	2.76	(84.8)%	$	0.67	(37.3)%	
U.S. GAAP operating margin		35 %		24 %	1033 bps		49 %	(1422) bps	
Economic Net Income Basis (Non-GAAP measure used by management)									
ENI revenue	$	86.8	$	117.4	(26.1)%	$	95.5	(9.1)%	
Pre-tax economic net income		17.1		32.6	(47.5)%		23.6	(27.5)%	
Economic net income		12.5		23.6	(47.0)%		17.3	(27.7)%	
ENI diluted earnings per share, $	$	0.30	$	0.28	7.1 %	$	0.41	(26.8)%	
Adjusted EBITDA		26.0		44.2	(41.2)%		34.0	(23.5)%	
ENI operating margin		26 %		37 %	(1105) bps		30 %	(413) bps	
Other Operational Information									
Assets under management at period end ($ in billions)	$	83.3	$	113.7	(26.7)%	$	90.5	(8.0)%	
Net client cash flows ($ in billions)		0.6		(0.7)	n/m		(2.8)	n/m	
Annualized revenue impact of net flows ($ in millions)		0.3		(1.6)	n/m		(7.4)	n/m	

Please see Definitions and Additional Notes

(1) Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.

BRIGHTSPHERE Investment Group

16

17 ENI Revenue • ENI revenue includes management fees and performance fees; in Q3’21 ENI revenue included our share of earnings from our previously divested equity-accounted Affiliate, Investment Counselors of Maryland (“ICM”) • Q3'22 ENI revenue of $86.8 million decreased from Q3'21 by (26)% primarily due to market decline and the impact of Affiliate dispositions • Management fees decreased (23)% from Q3'21 primarily due to market decline and a decrease in average AUM driven by Affiliate dispositions Commentary ENI Revenue ($M) Three Months Ended September 30, Three Months Ended June 30, 2022 2021 Increase (Decrease) 2022 Increase (Decrease) Management fees $ 85.7 $ 111.4 (23)% $ 93.5 (8)% Performance fees 1.1 3.4 (68)% 2.0 (45)% Other income, including equity-accounted Affiliate — 2.6 n/m — n/m ENI revenue $ 86.8 $ 117.4 (26)% $ 95.5 (9)% __________________________________________________________ Please see Definitions and Additional Notes

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses and Center expenses (excluding variable compensation)
- ENI Operating expenses decreased to $44.5 million in Q3'22 from $47.0 million in Q3'21 reflecting the disposition of Affiliates; Q3'22 Operating Expense Ratio[1] increased to 51.9% for the period from 42.2% in Q3'21 driven by lower ENI management fees
- Full-year Operating Expense Ratio expected to be approximately 50%-55% if the equity market remains at the same level; ratio is subject to fluctuations as AUM and ENI management fees change

ENI Operating Expenses

($M)	Three Months Ended September 30, 2022 $M	2022 % of MFs[2]	2021 $M	2021 % of MFs[2]	Increase (Decrease)	Three Months Ended June 30, 2022 $M	2022 % of MFs[2]	Increase (Decrease)
Fixed compensation and benefits	$ 21.5	25.1 %	$ 23.6	21.2 %	(9)%	$ 20.5	21.9 %	5%
G&A expenses (excl. sales-based compensation)	17.1	19.9 %	16.1	14.5 %	6%	16.2	17.3 %	6%
Depreciation and amortization	4.2	4.9 %	5.4	4.8 %	(22)%	5.3	5.7 %	(21)%
Core operating expense subtotal	**$ 42.8**	**49.9 %**	**$ 45.1**	**40.5 %**	(5)%	**$ 42.0**	**44.9 %**	2%
Sales-based compensation	1.7	2.0 %	1.9	1.7 %	(11)%	2.1	2.2 %	(19)%
Total ENI operating expenses	**$ 44.5**	**51.9 %**	**$ 47.0**	**42.2 %**	(5)%	**$ 44.1**	**47.2 %**	1%
Note: ENI management fees	$ 85.7		$ 111.4		(23)%	$ 93.5		(8)%

Please see Definitions and Additional Notes

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.
(2) Represents reported ENI management fee revenue.

BRIGHTSPHERE Investment Group

18

ENI Variable Compensation

Commentary

- Variable compensation is typically awarded based on contractual percentage of each Affiliate's ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees which is recognized over the contractual vesting period
    - Affiliate variable compensation includes cash and equity provided through recycling
    - Center variable compensation includes cash and BSIG equity
- Q3'22 Variable Compensation Ratio increased to 46.8% from 38.4% in Q3'21 due to lower earnings before variable compensation, deferred compensation expenses and timing of certain non-cash equity based award amortization
- Full-year Variable Compensation Ratio expected to be 44%-46%

ENI Variable Compensation

($M)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Increase (Decrease)	Three Months Ended June 30, 2022	Increase (Decrease)
Cash variable compensation	$ **17.6**	$ **25.1**	*(30)%*	$ **20.3**	*(13)%*
Add: Non-cash equity-based award amortization	2.2	1.9	*16%*	2.4	*(8)%*
Variable compensation	**19.8**	**27.0**	*(27)%*	**22.7**	*(13)%*
Earnings before variable compensation	$ **42.3**	$ **70.4**	*(40)%*	$ **51.4**	*(18)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	46.8 %	38.4 %	*846 bps*	44.2 %	*265 bps*

Please see Definitions and Additional Notes

BRIGHTSPHERE Investment Group

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20 Affiliate Key Employee Distributions Three Months Ended September 30, Three Months Ended June 30, ($M) 2022 2021 Increase (Decrease) 2022 Increase (Decrease) Earnings after variable compensation (ENI operating earnings) $ 22.5 $ 43.4 (48)% $ 28.7 (22)% Less: Affiliate key employee distributions (1.1) (5.0) (78)% (0.5) 120% Earnings after Affiliate key employee distributions $ 21.4 $ 38.4 (44)% $ 28.2 (24)% Affiliate Key Employee Distribution Ratio ( / ) 4.9% 11.5% (663) bps 1.7% 315 bps • Represents employees’ share of profit from their respective Affiliate(1) • Q3'22 Distribution Ratio of 4.9% is lower than Q3'21 mainly due to dispositions and mix of earnings • Full-year Distribution Ratio expected to be 4%-6%; mix of core and performance fee profits will impact the ratio __________________________________________________________ Please see Definitions and Additional Notes (1) Our Affiliate was Acadian as of September 30, 2022 and June 30, 2022. Our Affiliates were Acadian, Campbell Global LLC (“Campbell Global”), and ICM for the three months ended September 30, 2021; divestitures of Campbell Global and ICM were completed during Q3 21. Affiliate Key Employee Distributions Commentary A A B B

21 Balance Sheet ($M) September 30, 2022 December 31, 2021 Assets Cash and cash equivalents $ 101.4 $ 252.1 Investment advisory fees receivable 91.1 167.1 Right of use assets 61.2 65.1 Investments 45.9 54.5 Other assets 175.1 176.0 Total assets $ 474.7 $ 714.8 Liabilities and shareholders’ equity Accounts payable and accrued expenses $ 87.5 $ 152.6 Revolving credit facility 29.0 — Third party borrowings 273.4 394.9 Operating lease liabilities 75.3 77.6 Other liabilities 64.6 107.3 Total liabilities $ 529.8 $ 732.4 Shareholders’ equity (55.1) (17.6) @Total equity (55.1) (17.6) Total liabilities and equity $ 474.7 $ 714.8 Weighted average quarterly diluted shares 42.4 73.5 Leverage ratio(1) 1.8 x 1.9 x Net leverage ratio(2) 1.2 x 0.7 x Balance Sheet Management • $0.01 per share interim dividend approved ◦ Payable December 30 to shareholders of record as of December 16 • September 30 net leverage ratio (third party borrowings and revolving credit facility, net of total cash and cash equivalents / Adj. EBITDA) of 1.2x ◦ $29 million outstanding on Acadian’s revolving credit facility as of September 30, 2022 compared to $50 million as of June 30, 2022; facility supports Acadian’s first quarter seasonal needs and expected to be fully paid down by year-end • Total seed and co-investment holdings of $7.5 million Capital Dividend _______________________________________________________________ (1) Represents the Company’s third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

22 Supplemental Information

Segment Information for Q3'22 and Q3'21

($ in millions, unless otherwise noted)	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021			
	Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]	Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	$ 86.8	$ —	$ —	$ 86.8	$ 110.6	$ 6.8	$ 0.5	$ 117.9
ENI Operating Expenses	40.4	4.1	(8.7)	35.8	39.4	7.6	10.1	57.1
Earnings before variable compensation	46.4	(4.1)	8.7	51.0	71.2	(0.8)	(9.6)	60.8
Variable compensation	18.9	0.9	—	19.8	23.5	3.5	0.1	27.1
Earnings after variable compensation	27.5	(5.0)	8.7	31.2	47.7	(4.3)	(9.7)	33.7
Affiliate key employee distributions	1.1	—	—	1.1	3.8	1.2	—	5.0
Earnings after Affiliate key employee distributions	26.4	(5.0)	8.7	30.1	43.9	(5.5)	(9.7)	28.7
Net interest expense	—	(4.3)	(0.1)	(4.4)	—	(5.8)	(0.4)	(6.2)
Net investment income (loss)	—	—	(0.4)	(0.4)	—	—	0.3	0.3
Gain on sale of subsidiary	—	—	—	—	—	—	34.6	34.6
Income tax expense	—	(4.6)	(2.9)	(7.5)	—	(9.0)	(5.5)	(14.5)
Income from discontinued operations, net of tax	—	—	—	—	—	—	1.2	1.2
Gain on disposal of discontinued operations, net of tax	—	—	—	—	—	—	185.4	185.4
Economic Net Income	$ 26.4	$ (13.9)	$ 5.3	$ 17.8	$ 43.9	$ (20.3)	$ 205.9	$ 229.5
Adjusted EBITDA[2]	$ 30.5	$ (4.5)	$ (8.2)	$ 17.8	$ 49.1	$ (4.9)	$ 185.3	$ 229.5
Segment Assets Under Management ($b)	$ 83.3	$ —	$ —	$ 83.3	$ 113.7	$ —	$ —	$ 113.7

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

(4) *The corporate head office is included within the Other category for the three months ended September 30, 2022. The corporate head office and the Company's previously divested Affiliates Campbell Global and ICM are included within the Other category for the three months ended September 30, 2021; divestitures of Campbell Global and ICM were completed during Q3 21.*

BRIGHTSPHERE Investment Group

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Segment Information for Q2'22

($ in millions, unless otherwise noted)	Three Months Ended June 30, 2022 Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	$ 95.5	$ —	$ —	$ 95.5
ENI Operating Expenses	39.7	4.4	(18.5)	25.6
Earnings before variable compensation	55.8	(4.4)	18.5	69.9
Variable compensation	21.7	1.0	—	22.7
Earnings after variable compensation	34.1	(5.4)	18.5	47.2
Affiliate key employee distributions	0.5	—	—	0.5
Earnings after Affiliate key employee distributions	33.6	(5.4)	18.5	46.7
Net interest expense	—	(4.6)	(0.1)	(4.7)
Net investment loss	—	—	(0.7)	(0.7)
Income tax expense	—	(6.3)	(6.4)	(12.7)
Economic Net Income	$ 33.6	$ (16.3)	$ 11.3	$ 28.6
Adjusted EBITDA[2]	$ 38.8	$ (4.8)	$ (5.4)	$ 28.6
Segment Assets Under Management ($b)	$ 90.5	$ —	$ —	$ 90.5

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

(4) *The corporate head office is included within the Other category for the three months ended June 30, 2022.*

BRIGHTSPHERE
Investment Group

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Assets Under Management Rollforward by Segment

($ in billions, unless otherwise noted)	Three Months Ended		
	September 30, 2022	September 30, 2021	June 30, 2022
Quant and Solutions			
Beginning balance	$ 90.5	$ 117.8	$ 110.2
Gross inflows	2.0	2.8	2.5
Gross outflows	(2.3)	(4.2)	(6.3)
Reinvested income and distributions	0.9	0.7	1.0
Net flows	**0.6**	**(0.7)**	**(2.8)**
Market depreciation	(7.8)	(3.4)	(16.9)
Other[1]	—	—	—
Ending balance	$ 83.3	$ 113.7	$ 90.5
Average AUM[1]	$ 90.3	$ 116.8	$ 100.8
Other[2]			
Beginning balance	$ —	$ 9.1	$ —
Removal of Affiliates	$ —	$ (8.9)	$ —
Gross inflows	—	—	—
Gross outflows	—	—	—
Net flows	—	—	—
Market depreciation	—	(0.2)	—
Other	—	—	—
Ending balance	$ —	$ —	$ —
Average AUM		$ 5.1	
Average AUM of consolidated Affiliates	$ —	$ 3.1	$ —
Total			
Beginning balance	$ 90.5	$ 126.9	$ 110.2
Removal of Affiliates	—	(8.9)	—
Gross inflows	2.0	2.8	2.5
Gross outflows	(2.3)	(4.2)	(6.3)
Reinvested income and distributions	0.9	0.7	1.0
Net flows	**0.6**	**(0.7)**	**(2.8)**
Market depreciation	(7.8)	(3.6)	(16.9)
Other	—	—	—
Ending balance	$ 83.3	$ 113.7	$ 90.5
Average AUM	$ 90.3	$ 121.9	$ 100.8
Average AUM of consolidated Affiliates	$ 90.3	$ 119.9	$ 100.8
ENI management fee rate of consolidated Affiliates	37.6	36.8	37.2
Basis points: inflows	43.7	47.1	51.2
Basis points: outflows	51.7	41.2	37.8
Annualized revenue impact of net flows (in millions)	**$ 0.3**	**$ (1.6)**	**$ (7.4)**

(1) Average AUM equals average AUM of consolidated Affiliates.
(2) The Other category consists of the Company's previously divested Affiliates Campbell Global and ICM, for the three months ended September 30, 2021; divestitures of Campbell Global and ICM were completed during Q3'21.

BRIGHTSPHERE Investment Group

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26 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

($ in millions)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Three Months Ended June 30, 2022
U.S. GAAP net income attributable to controlling interests	$ 17.8	$ 229.5	$ 28.6
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[2]	(9.2)	8.7	(18.8)
2 Amortization of acquired intangible assets[2]	0.1	0.1	—
3 Capital transaction costs[2]	0.1	0.1	—
4 Seed/Co-investment (gains) losses and financings[2]	0.4	0.2	0.8
5 Tax benefit of goodwill and acquired intangible deductions	0.3	0.3	0.4
6 Discontinued operations attributable to controlling interests and restructuring[2][3]	0.4	(220.5)	0.3
Total adjustment to reflect earnings of the Company	$ (7.9)	$ (211.1)	$ (17.3)
7 Tax effect of above adjustments[2]	2.2	6.8	4.9
ENI tax normalization	0.4	(1.6)	1.1
Economic net income	$ 12.5	$ 23.6	$ 17.3
ENI net interest expense to third parties	4.3	5.8	4.6
Depreciation and amortization[4]	4.6	5.8	5.8
Tax on Economic Net Income	4.6	9.0	6.3
Adjusted EBITDA	$ 26.0	$ 44.2	$ 34.0

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).*

(3) *The three months ended September 30, 2022 includes restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring of $0.1 million. The three months ended September 30, 2021 includes income from discontinued operations attributable to controlling interests of $(186.6) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $0.5 million, and the gain on sale of Affiliates of $(34.6) million. The three months ended June 30, 2022 includes restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million.*

(4) *Includes non-cash equity-based award amortization expense.*

BRIGHTSPHERE Investment Group

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Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share

($)	Three Months Ended		
	September 30, 2022	September 30, 2021	June 30, 2022
U.S. GAAP net income per share	$ 0.42	$ 2.76	$ 0.67
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	(0.21)	0.10	(0.44)
ii. Capital transaction costs	—	—	—
iii. Seed/Co-investment (gains) losses and financing	0.01	—	0.02
iv. Tax benefit of goodwill and acquired intangibles deductions	0.01	—	0.01
v. Discontinued operations and restructuring	0.01	(2.65)	0.01
vi. ENI tax normalization	0.01	(0.01)	0.03
Tax effect of above adjustments, as applicable	0.05	0.08	0.11
Economic net income per share	$ 0.30	$ 0.28	$ 0.41

Reconciliation of U.S. GAAP Revenue to ENI Revenue

($ in millions)	Three Months Ended		
	September 30, 2022	September 30, 2021	June 30, 2022
U.S. GAAP revenue	$ 86.8	$ 117.9	$ 95.5
Include investment return on equity-accounted Affiliate	—	0.2	—
Exclude fixed compensation reimbursed by customers	—	(0.7)	—
ENI revenue	$ 86.8	$ 117.4	$ 95.5

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

BRIGHTSPHERE Investment Group

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Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense

($ in millions)	Three Months Ended		
	September 30, 2022	September 30, 2021	June 30, 2022
U.S. GAAP operating expense	**$ 56.7**	**$ 89.2**	**$ 48.8**
Less: items excluded from ENI			
Non-cash key employee-owned equity and profit interest revaluations	9.2	(8.7)	18.8
Amortization of acquired intangible assets	(0.1)	(0.1)	—
Capital transaction costs	—	0.1	—
Restructuring costs[2]	(0.4)	(0.8)	(0.3)
Compensation reimbursed by customers	—	(0.7)	—
Less: items segregated out of U.S. GAAP operating expense			
Variable compensation[3]	(19.8)	(27.0)	(22.7)
Affiliate key employee distributions	(1.1)	(5.0)	(0.5)
ENI operating expense	**$ 44.5**	**$ 47.0**	**$ 44.1**

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *The three months ended September 30, 2022 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring of $0.1 million. The three months ended September 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and restructuring related expenses at the Center and Affiliates of $0.5 million. The three months ended June 30, 2022 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million.*

(3) *Represents ENI variable compensation. For the three months ended September 30, 2022, September 30, 2021, and June 30, 2022, the U.S. GAAP equivalent of variable compensation was $19.8 million, $27.1 million and $22.7 million, respectively.*

BRIGHTSPHERE Investment Group

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30 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) Reconciliation of U.S. GAAP Pre-tax Income from Continuing Operations to Pre-tax ENI ($ in millions) Three Months Ended September 30, September 30, June 30, 2022 2021 2022 U.S. GAAP pre-tax income from continuing operations $ 25.3 $ 57.4 $ 41.3 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations (9.2) 8.7 (18.8) Amortization of acquired intangible assets 0.1 0.1 — Capital transaction costs 0.1 0.1 — Seed/Co-investment (gains) losses and financings 0.4 0.2 0.8 Discontinued operations and restructuring costs(2) 0.4 (33.9) 0.3 Pre-tax ENI $ 17.1 $ 32.6 $ 23.6 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q (2) The three months ended September 30, 2022 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring of $0.1 million. The three months ended September 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $0.5 million and the gain on sale of Affiliates of $(34.6) million. The three months ended June 30, 2022 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million.

31 Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere currently operates its business through one asset management firm (the “Affiliate”). The Company’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

32 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for the Company’s reportable segment, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliate scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. Definitions and Additional Notes

33 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at its consolidated Affiliates. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliate, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. n/m “Not meaningful.”